Exhibit 10.1

[AMENDED AND RESTATED] INDEMNITY AGREEMENT

This [Amended and Restated] Indemnity Agreement (this “Agreement”) is made as of                      by and between Quanta Services, Inc., a Delaware corporation (the “Company”), and                      (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Board believes that, given current market conditions and trends, such insurance may be available to the Company in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Bylaws of the Company (the “Bylaws”) require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (the “DGCL”). The Bylaws, the Certificate of Incorporation (the “Charter”) and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification, hold harmless, advancement and reimbursement rights.

WHEREAS, Plaintiffs often seek damages in such large amounts and the costs of litigation may be so great (whether or not the case is meritorious), that the defense and/or settlement of such litigation is usually beyond the personal resources of directors and officers.

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify and hold harmless and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law, regardless of any amendment or revocation of the Bylaws, so that they will serve or continue to serve the Company free from undue concern that they will not be so protected against liabilities.

WHEREAS, this Agreement is a supplement to and in furtherance of the rights provided by the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

WHEREAS, Indemnitee does not regard the protection available under the Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be provided with the rights and protections set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Services To The Company. Indemnitee will serve or continue to serve as an officer, director or key employee of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation. This Agreement shall not be deemed an employment contract between the Company (or any of its Subsidiaries or any Enterprise) and Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director, officer or key employee of the Company.

2. Definitions. As used in this Agreement:

(a) References to “agent” shall mean any person who is or was (i) a director, officer, or employee of the Company or a Subsidiary (as defined below) of the Company, (ii) another person authorized by the Company to act for the Company or is serving at the request of or for the convenience of the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other Enterprise (as defined below) at the request of, for the convenience of, or to represent the interests of the Company or a Subsidiary of the Company, or (iii) is or was serving in any capacity with respect to any employee benefits plans of the Company or any Subsidiary of the Company.

(b) The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

(c) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person (as defined below) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

(ii) Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2(c)(i), (iii) or (iv)) whose election to the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a reorganization, merger or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors (or similar managers) of the Company or the acquiring or surviving entity, as applicable, (including for purposes of this paragraph and without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors of the Company; (2) no Person (excluding any entity resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors (or similar managers) of such entity except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the members of the board of directors (or similar managing body) of the entity resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement. For purposes of this definition of Change in Control and the definition of “Potential Change in Control,” securities that are “entitled to vote generally in the election of directors” means, with respect to the Company, the Common Stock of the Company and any other security entitled to vote as a single class with the holders of Common Stock in the election of directors.

(d) “Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

(e) “Delaware Court” shall mean the Court of Chancery of the State of Delaware.

(f) “Enterprise” shall mean the Company and any other corporation, constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned Subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.

(g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(h) “Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, responding to (or objecting to) a request to provide discovery in, settlement or appeal of or otherwise participating in, a Proceeding (as defined below) or a proceeding or arbitration of the type contemplated by Section 14(e) of this Agreement, including reasonable compensation for time spent by Indemnitee for which he is not otherwise compensated by the Company or any third party. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding (as defined below) or a proceeding or arbitration of the type contemplated by Section 14(e) of this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(i) “Independent Counsel” shall mean a law firm (or partner or, if applicable, a member of a law firm) that is experienced in matters of Delaware corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company, any Subsidiary of the Company, any Enterprise or Indemnitee in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person (as defined below) who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(j) References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(k) The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; or (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(l) A “Potential Change in Control” shall be deemed to have occurred if: (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person or the Company publicly announces an intention to take or consider taking actions which if consummated would constitute a Change in Control; or (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(m) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, appeal or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, officer or key employee of the Company, by reason of any action (or omission from action) taken by him or of any action (or omission from action) on his part while acting as a director, officer or key employee of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement. Notwithstanding the foregoing, “Proceeding” shall not include any proceeding or arbitration, or part thereof, initiated by Indemnitee to enforce his or her rights under this Agreement or as provided for in Section 14(e) of this Agreement.

(n) The term “Subsidiary,” with respect to any person or entity, shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that person or entity.

3. Indemnity In Third-Party Proceedings. The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that his conduct was unlawful. Indemnitee shall not enter into any settlement in connection with a Proceeding without ten (10) days’ prior notice to the Company.

4. Indemnity In Proceedings By Or In The Right Of The Company. The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification or hold harmless right for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification or to be held harmless for such Expenses as the Delaware Court or such other court shall deem proper.

5. Indemnification For Expenses Of A Party Who Is Wholly Or Partly Successful. Notwithstanding any other provisions of this Agreement and, except as provided in Section 9, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6. Indemnification For Expenses Of A Witness; Responding to Discovery Requests. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, he shall be indemnified and held harmless against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

7. Additional Indemnification And Hold Harmless Rights.

(a) Except as provided in Section 9, notwithstanding any limitation in Sections 3, 4, or 5, the Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or is threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.

(b) For purposes of Section 7(a), the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

(i) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or such provision thereof; and

(ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

8. Contribution.

(a) To the fullest extent permissible under applicable law, if the indemnification and hold harmless rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b) In the event the preceding sentence is not enforced for any reason, if the indemnification and hold harmless rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transactions.

(c) The Company hereby agrees to fully indemnify Indemnitee and hold Indemnitee harmless from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

9. Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any indemnification or hold harmless payment in connection with any of the following:

(a) a claim made against Indemnitee for which payment has actually been received by or on behalf of Indemnitee under any director or officer liability insurance policy or other indemnity provision between Indemnitee and the Company, any of its Subsidiaries or any Enterprise, except with respect to any excess beyond the amount actually received under any such insurance policy or other indemnity provision; or

(b) a claim made against Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

(c) except as otherwise provided in Sections 14(e)-(f) hereof, prior to a Change in Control, any Proceeding (or any part of any Proceeding) initiated voluntarily by Indemnitee and not by way of defense, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, advancement or hold harmless payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law; provided, for the avoidance of doubt, Indemnitee shall not be deemed, for purposes of this subsection, to have initiated any Proceeding (or any part of any Proceeding) by reason of (a) having asserted any affirmative defenses in connection with a Proceeding not initiated by Indemnitee or (b) having made any counterclaim (whether permissive or mandatory) in connection with any Proceeding not initiated by Indemnitee.

10. Advances Of Expenses; Defense Of Claim.

(a) Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent permitted by applicable law, the Company shall advance the Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding as soon as practicable but in any event not more than ten (10) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified or held harmless under the other provisions of this Agreement. Indemnitee shall qualify for advances, to the fullest extent permitted by applicable law solely upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that Indemnitee undertakes to the fullest extent required by applicable law to repay the advance if and to the extent that it is ultimately determined by the Delaware Court or other court of competent jurisdiction in a final judgment not subject to appeal that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Bylaws, applicable law or otherwise. This Section 10(a) shall not apply to any claim made by Indemnitee for which an indemnification or hold harmless payment is excluded pursuant to Section 9(b) or 9(c) or for which payment of advancement has actually been received by or on behalf of Indemnitee under any director or officer liability insurance policy or other advancement provision between Indemnitee and the Company, any of its Subsidiaries or any Enterprise. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein. Nothing in this Section 10 shall limit Indemnitee’s right to advancement pursuant to Section 14(e) of this Agreement.

(b) If a court of competent jurisdiction determines that the Expenses to be advanced to Indemnitee under this Agreement must be reasonable or reasonably incurred to be payable, the Company shall bear the burden of proving the Expenses incurred by or on behalf of Indemnitee are not reasonable. To the fullest extent permitted by law, the Company agrees that, in any proceeding for an advancement of Expenses, it will not assert or make any claim that any Expenses (including without limitation attorneys’ fees and expert witness or consultant fees) incurred by or on behalf of Indemnitee are not reasonable if counsel for Indemnitee certifies his or her belief that such Expenses were prudent and appropriate in the good faith judgment of such counsel; provided that, following the final disposition of the Proceeding for which Expenses are advanced, the Company may seek to recover any Expenses that it establishes are not reasonable in an action brought to enforce the undertaking granted by Indemnitee in the preceding paragraph.

(c) The Company will be entitled to participate in the Proceeding at its own expense.

(d) The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

11. Procedure For Notification And Application For Indemnification.

(a) Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, inquiry, information or other document relating to any Proceeding or matter which may be subject to indemnification or hold harmless rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement.

(b) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor and, if Indemnitee so chooses pursuant to Section 12 of this Agreement, such written request shall also include a request for Indemnitee to have the right to indemnification determined by Independent Counsel. Following such a written request for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.

12. Procedure Upon Application For Indemnification.

(a) Upon a written request by Indemnitee for indemnification pursuant to Section 11(b), a determination, if such determination is required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case: (i) by Independent Counsel in a written opinion to the Board if Indemnitee so requests in such written request for indemnification pursuant to Section 11(b), or (ii) by the Company in accordance with applicable law if Indemnitee does not so request such determination be made by Independent Counsel. In the case that such determination is made by Independent Counsel, a copy of Independent Counsel’s written opinion shall be delivered to Indemnitee. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made as soon as practicable but in no event more than ten (10) days after such determination. Indemnitee shall reasonably cooperate with Independent Counsel or the Company, as applicable, making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel or the Company upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Independent Counsel or the Company making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to

Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after the later of (i) the submission by Indemnitee of a written request for indemnification and Independent Counsel pursuant to Sections 11(b) and 12(b) hereof, respectively, and (ii) the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a Person selected by the Delaware Court or by such other Person as the Delaware Court shall designate. The Person with respect to whom all objections are so resolved or the Person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

13. Presumptions and Effect Of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity (including without limitation the Company) making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and anyone seeking to overcome such presumption shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person, persons or entity (including without limitation the Company) empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days of the later of receipt by the Company of the request therefor and the final disposition of the Proceeding

(including any appeal therein), the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet any applicable standard of conduct.

(d) The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, member, fiduciary, agent or employee of the Company or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification or to be held harmless under this Agreement.

(e) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information, opinions, reports or statements supplied to Indemnitee by the directors or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise. The provisions of this Section 13(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

14. Remedies Of Indemnitee.

(a) Subject to Section 14(g), in the event that (i) a determination is made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6, or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 7 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) payment to Indemnitee pursuant to any contribution rights under this Agreement or otherwise is not made within the later of (1) ten (10)

days after receipt by the Company of a written request therefor and (2) the date that Indemnitee is entitled to seek an adjudication by the Delaware Court in accordance with this paragraph for a claim for indemnification or to be held harmless with respect to any Proceeding giving rise to a right to contribution, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, contribution or advancement rights. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified and held harmless and to receive advances of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified and held harmless and to receive advances of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c) If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e) The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) advance to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration, or part thereof, (i) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, advancement or contribution agreement or provision of the Charter, or the Bylaws now or hereafter in effect; (ii) to defend against any claim brought by the Company to recover an advancement of

Expenses pursuant to the terms of an undertaking; or (iii) for recovery or advances under any insurance policy maintained by any Person or the Company for the benefit of Indemnitee. Unless prohibited by applicable law, such indemnification and advancement shall be paid regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance, contribution or insurance recovery, as the case may be, in the suit for which indemnification, contribution or advancement is being sought.

(f) Interest shall be paid by the Company to Indemnitee, compounded quarterly, at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period that interest accrues, for amounts which the Company owes Indemnitee pursuant to any right of Indemnitee under this Agreement (including any right to indemnity, advancement of Expenses and any hold harmless right). Such interest shall accrue until such amounts are paid, and shall begin to accrue as follows: (i) except for amounts payable pursuant to the preceding Section 14(e), interest shall begin to accrue on the first date on which Indemnitee is entitled to commence a proceeding against the Company for failure to pay such amounts (regardless of whether Indemnitee commences a proceeding on such date) and (ii) in the case of any amounts payable pursuant to the preceding Section 14(e), interest shall begin to accrue on the 31st day after an invoice for such amount is submitted to the Company.

(g) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

15. Establishment Of Trust. In the event of a Potential Change in Control, the Company shall, upon written request by Indemnitee, create a “Trust” for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in or defending any Proceedings, and any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties and amounts paid in settlement) in connection with any and all Proceedings from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The trustee of the Trust (the “Trustee”) shall be a bank or trust company or other individual or entity chosen by Indemnitee and reasonably acceptable to the Company. Nothing in this Section 15 shall relieve the Company of any of its obligations under this Agreement. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of Indemnitee and the Company or, if the Company and Indemnitee are unable to reach such an agreement, by Independent Counsel selected in the same manner provided in Section 12(b) of this Agreement. The terms of the Trust shall provide that, except upon the consent of both Indemnitee and the Company, upon a Change in Control: (a) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee; (b) the Trustee shall advance, to the fullest extent permitted by applicable law, Expenses with respect to which Indemnitee would be entitled under this Agreement within ten (10) business days of a request by Indemnitee for advancement of such Expenses; (c) the Trust shall continue to be funded by the Company in accordance with the funding obligations set forth above (including, without limitation, the Company funding the Trust with additional amounts from time to time that may be necessary to satisfy any and all Expenses, judgments, fines, penalties and amounts paid in settlement described in the first sentence of this Section 15, regardless of whether they were anticipated at the time of Indemnitee’s initial request for the creation of the Trust); (d) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification, or to be held harmless pursuant to this Agreement or otherwise; and (e) all unexpended funds in such Trust shall revert to the Company upon mutual agreement by Indemnitee and the Company or, if Indemnitee and the Company are unable to reach such an agreement, upon a determination by Independent Counsel selected in the same manner provided in Section 12(b) of this Agreement, that Indemnitee has been fully indemnified and held harmless under the terms of this Agreement. The Trust shall be governed by Delaware law (without regard to its conflicts of laws rules) and the Trustee shall consent to the exclusive jurisdiction of the Delaware Court in accordance with Section 25 of this Agreement.

16. Security. Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

17. Non-Exclusivity; Survival Of Rights; Insurance; Subrogation.

(a) The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless rights or advancement of Expenses than would be afforded currently under the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The DGCL and the Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against him or incurred by or on behalf of him or in such capacity as a director, officer, employee or agent of the Company, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such Person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e) The Company’s obligation to indemnify, hold harmless or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or hold harmless payments or advancement of expenses from such Enterprise.

18. Duration Of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director, officer or key employee of the Company or as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee may be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of his Corporate Status, whether or not he is serving in any such capacity at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement.

19. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

20. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

21. Additional Acts. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

22. Enforcement And Binding Effect.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

(b) Without limiting any of the rights of Indemnitee under the Bylaws of the Company as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The indemnification, hold harmless and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Company or of any other Enterprise that such Indemnitee had been serving at the Company’s request, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e) The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of such a bond or undertaking.

23. Modification And Waiver. No supplement, modification, amendment or waiver of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver. No amendment, alteration or repeal of this Agreement or any provision hereof shall limit or restrict the right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal.

24. General Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(b) If to the Company, to:

Quanta Services, Inc.

2800 Post Oak Blvd., #2600

Houston, TX 77056

Attention: General Counsel

or to any other address as may have been furnished to Indemnitee in writing by the Company.

25. Applicable Law And Consent To Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) consent to service of process at the address set forth in Section 24 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware; (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial.

26. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

27. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

28. [Amendment and Restatement. This Amended and Restated Indemnity Agreement hereby amends in its entirety, and supersedes, the Indemnity Agreement between Indemnitee and the Company dated as of                     .]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

QUANTA SERVICES, INC.	INDEMNITEE

By:	By:
Name:	Name:
Title:	Address: